UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007
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Capital Growth Systems, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Florida --------------------------------------	0-30831 -------------------------------	65-0953505 ----------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker, Suite 300
Chicago, Illinois 60606
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(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) Employment Agreement of Darin McAreavey. Effective May 1, 2007, Darin McAreavey was promoted to Chief Financial and Accounting Officer of Capital Growth Systems, Inc. (“Company”) from his prior position as Senior Vice President-Finance. The following summarizes his employment and option agreements that were countersigned and delivered by Global Capacity Group, Inc. (“GCG”) and the Company, respectively, on May 22, 2007, effective as of March 2, 2007.

Mr. McAreavey’s employment agreement is with GCG and is dated March 2, 2007 provides for: (i) a one-year term, with automatic renewals if not terminated; (ii) an initial base salary equal to $175,000 per annum during the term of the agreement; (iii) an annual cash bonus as determined by the Company’s board of directors, based on a target of 100% of base compensation if all incentives are achieved, with a minimum bonus of $25,000 for the first year of employment; (iv) a non-solicitation covenant during the term of the employment agreement and for a period of one year thereafter; (v) other benefits that are generally available to GCG’s executives; (vii) the granting to Mr. McAreavey by GCG’s parent, the Company, of ten year options to purchase 300,000 shares of the Company’s common stock at the ten day trailing average of the Company’s common stock immediately prior to the grant ($0.92), with 25% percent of such options vesting immediately and on each one year anniversary of the employment date, subject to full vesting in the event of a change in control; (viii) the granting to Mr. McAreavey of ten year performance options to purchase up to 300,000 shares of the Company’s common stock priced in the same manner as the other stock option, which vest upon the Company and which immediately vest and are exercisable for an additional one year’s period following a change in control; and (ix) termination of the employment agreement: (A) by the Company for “cause” or the disability of Mr. McAreavey; (B) automatically upon the death of Mr. McAreavey; or (C) by Mr. McAreavey for “good reason.”

If the employment term is terminated by Mr. McAreavey for good reason or by the Company other than for cause or for failure of the Company to offer to renew the employment agreement, then the Company agrees: (i) to pay Mr. McAreavey any accrued but unpaid salary, bonus and benefits; (ii) to pay Mr. McAreavey base salary and benefits in the manner he would have been paid had he been employed, for six months (or the remaining term of the employment agreement, whichever is greater) in a lump sum; and (iii) all time based options would vest, and the performance based options to the extent earned would be exercisable for a period of one year following termination of employment. In the event of termination of employment by the Company during the six month period following a “change in control” whether without cause or due to failure to renew the agreement if expiring within that six month term, then the payment would be increased by an additional six months’ pay (to a total of twelve months). In addition, Mr. McAreavey’s health benefits are to continue for the remainder of the employment term.

If the employment term is terminated by reason of Mr. McAreavey’s death or disability, then, he shall be entitled to payment of all benefits and compensation through the date of effectiveness of such event.

(b) Employment Agreement of Mark A. Dickey. On May 21, 2007, GCG countersigned and delivered an employment agreement dated effective as of April 26, 2007 with Mark A. Dickey pursuant to which he was employed as GCG’s Senior Vice President-Sales, Strategic Networks. The stock option awards referenced below were approved by the Company prior to the date of the employment agreement.

The employment agreement provides for: (i) a one year term; (ii) an initial base salary equal to $165,000 per annum during the term of the agreement; (iii) an annual cash bonus as determined by GCG’s board of directors, based on a commission plan against which a nonrecoverable $5000 monthly draw is to be paid for the first three calendar months of the term, with on target earnings of the employee of not less than $350,000 of total compensation if he achieves the compensation goals established by GCG; (iv) a non-solicitation covenant during the term of the employment agreement and for a period of one year thereafter; (vi) other benefits that are generally available to GCG’s executives; (vii) the granting to Mr. Dickey of options to purchase 300,000 shares of the Company’s common stock at the ten day trailing average of the Company’s common stock immediately prior to the grant ($0.79 per share price), with 25% percent of such options vesting immediately and on each one year anniversary of the employment date; (viii) the granting to Mr. Dickey of performance options to purchase up to 500,000 shares of the Company’s common stock priced in the same manner as the other stock option, which vest upon the Company exceeding certain revenue and gross margin objectives; and (ix) termination of the employment agreement (A) by GCG for “cause” or the disability of Mr. Dickey, (B) automatically upon the death of Mr. Dickey (C) by Mr. Dickey for “good reason.”

If the employment term is terminated by Mr. Dickey for good reason or by GCG other than for cause, then GCG agrees: (i) to pay Mr. Dickey any accrued but unpaid salary, bonus and benefits; (ii) to pay Mr. Dickey six months’ severance in one lump sum; and (iii) continue his health benefits for twelve months.

If the employment term is terminated by reason of Mr. Dickey’s death or disability, then, in addition to any accrued but unpaid salary and benefits, Mr. Dickey (or his estate or guardian, as applicable) shall be entitled to six months of base compensation paid in a lump sum..

If the employment agreement is terminated by GCG for cause or due to Mr. Dickey’s voluntary termination of employment, then GCG agrees to pay Mr. Dickey any accrued but unpaid salary, bonus and benefits.

Item 3.02 Unregistered Sales of Equity Securities

With respect to each issuance outlined in this Item 3.02, unless otherwise stated, the Company relied upon exemptions contained in Regulation D promulgated under the Securities Act of 1933, as amended, to make such issuance.

See Item 1.01 for a description of the options to purchase shares of the Company’s common stock issued to Messrs. McAreavey and Dickey in connection with their employment with GCG.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Resignation of Thomas G. Hudson. On May 17, 2007, Thomas G. Hudson, the chief executive officer of the Company and a member of its board of directors entered into a letter agreement with the Company whereby he resigned from its board of directors and ceased any further responsibility as an employee of the Company, effective as of May 16, 2007. Mr. Hudson also had served on the executive committee of the Company and no longer serves on that committee. The Company has agreed to continue to fulfill its economic obligations under his employment agreement and acknowledged the acceleration of vesting with respect to his time based and his performance based options.

(b) Resignation of Derry L. Behm. Effective as of the close of business on April 30, 2007, Mr. Derry “Skip” Behm has resigned as the chief financial officer of the Company to pursue other interests. Mr. Darin McAreavey has been appointed as successor chief financial officer of the Company.

(c) (i) Appointment of Patrick C. Shutt as Chief Executive Officer. Effective May 17, 2007, Patrick C. Shutt became the chief executive officer of the Company, replacing his prior role as president and chief operating officer.

As chief executive officer, Mr. Shutt will be responsible for all aspects of the Global Capacity business, with a primary focus on customer acquisition and revenue attainment. Mr. Shutt joined the Company in September 2006, upon the merger with 20/20 Technologies, Inc. and its wholly-owned subsidiary, Magenta netLogic, Ltd. He has 16 years of telecom experience and co-founded 20/20 Technologies in January of 2003, where he served as chief executive officer and chairman of the board of directors. In October 1997, Mr. Shutt co-founded Universal Access, Inc. At Universal Access, Inc., Mr. Shutt served as president from its inception and chief executive officer from December 1998 to November 2002, and as a director of its board of directors from its inception until November 2002 (chairman July 2000 to November 2002). During his tenure at Universal Access, Inc., he led the company through its initial $154 million public offering with a valuation in excess of $3.0 billion (Goldman Sachs as Lead Underwriter) and grew revenue from $0 to $122 million during the 1997 to 2002 period. Mr. Shutt has served as a director of private companies in the United States and the United Kingdom, in addition to his serving on the board of Universal Access. He sits on the alumni board of Wagner College, serves as board president of Volunteers of America, Illinois, and chairs the Advisory Board for the University of New Haven Business School. Mr. Shutt holds a B.A. and an MBA from Wagner College.

(ii) Appointment of George A. King as President. Effective May 17, 2007, George A. King became the president of the Company, replacing his prior role as president-global operations.

As president, Mr. King will be responsible for all aspects of administration at the Company, working closely with Darin McAreavey, chief financial officer. Mr. King will have a particular focus on information acquisition, information management, and procurement. Mr. King joined the Company in September 2006 upon the merger with 20/20 Technologies and its wholly-owned subsidiary Magenta netLogic, Ltd. He previously was a co-founder in January 2003 of 20/20 Technologies and served as vice chairman of the board as well as president. Prior to 20/20 Technologies, Mr. King served as an employee of Universal Access from 1999 until 2002, including as president of several operating functions and as chief development officer of Universal Access, Inc. prior to and subsequent to the company's initial public offering and also served on its initial board of directors. As a practicing attorney from 1984 to 1995 with Mudge Rose Guthrie Alexander & Ferdon, as an investment banker with Credit Suisse First Boston, and as a founding partner of the New York investment banking firm Cambridge Partners (1996 to 1999), Mr. King completed more than $18 billion of capital markets transactions. Mr. King has served as a director and chairman of both private companies in the United States, Canada and the United Kingdom. He is a trustee of Wagner College in New York City and a trustee and chair of the Audit Committee of Richmond, The American International University in London. He also serves as the 2006-2007 Executive-in-Residence at the University of New Haven, founded in 1920 by a group from Yale University in New Haven, Connecticut (USA). Mr. King holds an A.B. (cum laude) in Political Science from Colgate University and a J.D. from Fordham University School of Law, where he was editor-in-chief of the Fordham Urban Law Journal. He is the author of two books on securities law and tax law relating to capital markets transactions in the United States.

(iii) Appointment of Robert Pollan as Chief Operating Officer. Effective May 17, 2007, Robert Pollan became the chief operating officer of the Company, replacing his prior role as chief information and strategy officer.

As chief operating officer, Mr. Pollan will oversee day to day operations of the Company, with a particular focus on technology and systems. Mr. Pollan joined the Company in February 2007. He is an experienced operating executive and senior board member in both technology and non-technology enterprises. During his tenure at GE, Mr. Pollan served at various GE Capital Corp subsidiaries as CEO, chief technical officer and vice president of business development. Mr. Pollan spent the early 1990’s overseas, where he successfully led Central Europe’s largest industrial organizational and financial restructuring, and subsequently privatized the Szczecin Shipyard in Poland. His achievements were cited as a model of post-communism management in a 1995 Harvard Business Review article. Mr. Pollan was one of the four initial managing directors of Internet Capital Group, the publicly traded B2B holding company. While at ICG, he was the founding chairman of ICG Commerce, a leading online procurement services provider. On leaving Internet Capital Group at the end of 2000, Mr. Pollan served in key operating and executive roles at Universal Access and Mobility Technologies (now Traffic.com), both publicly held companies that were part of the ICG network from 2000 to 2002. He set up cutting-edge systems for the delivery of information, critical to the value proposition of both companies. Mr. Pollan also was recruited to lead the turnaround and serve as chairman of the board of Energy Solutions International, a world leader in pipeline management software for the oil and gas industry. Mr. Pollan earned an MBA with distinction from the Harvard Business School. Prior to Harvard, he graduated from the University of Pennsylvania's Management and Technology Program (the Wharton and Moore Schools), with the dual degrees of BS Electrical Engineering and BS Economics, with honors. From 2002 until joining the Company in 2006, Mr. Pollan pursued independent business interests.

(d) Appointment of George A. King as a Director. Effective May 17, 2007, the board of directors appointed George A. King as a member of its board of directors, filling the vacancy created by Mr. Hudson’s departure. Mr. King continues to serve on the Company’s executive committee. His background information is set forth above in this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits

10.1	Employment Agreement dated March 2, 2007 by and between Global Capacity Group, Inc. and Darin McAreavey.

10.2	Employment Agreement dated April 26, 2007 by and between Global Capacity Group, Inc. and Mark A. Dickey.

10.3	Letter Agreement dated May 17, 2007 between Capital Growth Systems, Inc. and Thomas G. Hudson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC.

/s/ Darin McAreavey
By: Darin McAreavey
Its: Chief Financial and Accounting Officer

Dated: May 22, 2007